Exhibit 99.(m)(2)

Date:

To:
DEALER NAME

ADDRESS OF PRINCIPAL OFFICE

CITY STATE

ATTENTION:

SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

M.J. Whitman LLC (“MJW”), as the distributor of the shares of the series (and any classes thereof) of Third Avenue Trust listed on Exhibit A attached hereto (each a “Fund“ and, collectively, the “Funds”), acting as agent for the Funds, has the exclusive right to effect the sale of shares of the Funds for the purpose of resale. MJW understands that you are a member, in good standing, of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (your signature below shall constitute a representation of such membership in good standing) and, on the basis of such understanding, MJW invites you to become a Selected Dealer to distribute shares of the Funds on the following terms:

1. You and MJW agree to abide by the Rules of Fair Practice of the FINRA and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Your expulsion or suspension from FINRA will automatically terminate this Agreement without notice. Either party may terminate this Agreement at any time upon 10 days’ written notice from an authorized officer provided that any transaction then in process shall be completed and as to such transaction(s), this Agreement shall remain in full force and effect.

2. You acknowledge that you are solely responsible for all suitability determinations with respect to offers and sales to your customers of shares of the Funds (including the selection of a particular class thereof with respect to any Fund offering multiple classes of shares). Orders for shares received from you and accepted by MJW will be at the public offering price applicable to each order, as established by the then current and effective prospectus and/or statement of additional information of the Applicable Fund or Funds (the “Prospectus”). The public offering price is the net asset value per share of the applicable Fund (or of its relevant class if the Fund offers multiple classes of shares) as computed at the close of trading (currently 4 p.m. New York time) of the regular session of the New York Stock Exchange (“NYSE”) (the “Close of Trading”) each day the NYSE is open for trading, plus the applicable sales charge, if any, as described in the Prospectus. You certify that all Instructions delivered to MJW on any Business Day shall

M. J. Whitman LLC	1	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC

have been received by you from the Client-shareholder by the Close of Trading on such Business Day and that any Instructions received by you after the Close of Trading on any given Business Day will be transmitted to MJW on the next Business Day. You further certify that all such Instructions received by you from a Client-shareholder by the Close of Trading on any Business Day will be delivered to MJW on such Business Day. Each delivery of Instructions to MJW for any Business Day constitutes an independent certification to MJW that the orders were received by you on or before the Close of Trading for that Business Day. You shall provide to MJW documentation of the receipt of the Instructions, upon request. All orders are subject to acceptance by MJW and MJW reserves the right at its sole discretion to reject any order. The minimum initial and subsequent purchase requirements for purchases will be set forth in the Prospectus. MJW also reserves the right to establish minimum orders for Selected Dealers.

3. You agree to provide, promptly upon request by the Fund, the Taxpayer Identification Number of all shareholders that purchased, redeemed, transferred, or exchanged shares held through an account with the financial intermediary, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges. You further agree to execute any instructions from the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder who has been identified by the Fund as having engaged in transactions of Fund shares (directly or indirectly through the intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

4. It is recognized that each party has certain obligations (including verifying the source of funds and identifying investors) under the USA Patriot Act and the Bank Secrecy Act, the rules and regulations adopted thereunder, Office of Foreign Assets Control regulations, rules of the FINRA and other applicable anti-money laundering laws (collectively, the “Anti-Money Laundering Laws”). Upon request, each party shall assist the other in monitoring transactions in accordance with the Anti-Money Laundering Laws. If necessary for our compliance with the Anti-Money Laundering Laws, you shall upon our request provide to us documentation evidencing the identity of a beneficial owner or owners of shares of the Funds. You represent that you have an anti-money laundering program that consists of: internal policies, procedures and controls reasonably designed to prevent you from being used for money laundering or financing of terrorist activities and to achieve compliance with the Anti-Money Laundering Laws; appointment of a designated anti-money laundering compliance officer; an ongoing training program for appropriate personnel; an independent audit function testing compliance of your anti-money laundering policies, procedures and controls; filing of all applicable currency transaction or suspicious activity reports required under the Anti-Money Laundering Laws, obtaining necessary documentation and information from all customers as may be required under Section 326 of the USA Patriot Act; verifying and screening of the identity of each customer to ensure the reasonable certainty of such customer’s identity and source of funds (including OFAC screening of accounts and wire payments); maintenance of all appropriate records required to be retained under the Anti-Money Laundering Laws; and allowing all anti-money laundering books and records to be

M. J. Whitman LLC	2	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC

examined by the appropriate regulatory authorities. Upon our reasonable written request, you shall provide us with (x) a copy of your anti-money laundering policies, procedures and controls (or a summary thereof), (y) at your option, either (i) a copy of a written assessment or report prepared by the independent party performing the audit function (or a summary thereof) or (ii) a certification that the findings of the independent party are satisfactory, and (z) a certificate regarding your anti-money laundering program naming your designated compliance officer, describing your employee training program, and summarizing your monitoring of compliance with the Anti-Money Laundering Laws. It is understood that any information furnished pursuant to this Section shall be considered confidential information.

5. We and you agree to take all steps necessary to comply with applicable regulations protecting the privacy of consumer and customer financial information. To the extent we provide you with any nonpublic personal information to perform services or functions on our or the Funds’ behalf, you agree not to disclose or use any such information for any purpose other than to carry out the purposes for which we have disclosed the information or as permitted by law. To the extent you provide us with any nonpublic personal information to perform service or functions on your behalf, we agree not to disclose or use any such information for any purpose other than to carry out the purposes for which you disclosed the information or as permitted by law. We and you agree to adopt policies and procedures that address administrative, technical and physical safeguards for the protection of customer records and information.

6. From time to time, MJW may pay you a fee for performing distribution-related services (“distribution fees”) and/or performing personal service or maintenance of shareholder accounts (“Service Fees”) with respect to shares of a Fund if such Fund has adopted a “Rule 12b-1 Plan” pursuant to Rule 12b-1 under the Investment Company Act of 1940 and the Prospectus so provides. Additionally, from time to time, you agree that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including distribution fees, Service Fees, concessions or other dealer compensation by amendment, sticker or supplement to the Prospectus. MJW shall have no obligation to pay any compensation to you for the sale of shares of a Fund until MJW receives the related compensation from the Fund, its agent or distributor, and MJW’s liability to you for such payments is limited solely to the related compensation that MJW receives from such Fund. Selected Dealers may be allowed a concession from the public offering price, as set forth in the then current prospectus of the Funds. MJW reserves the right to modify any such sales charges and any related selling concessions at our discretion. Any modified sales charges and concessions will be set forth in an amended or supplemented prospectus of the Funds.

7. You agree that your transactions in shares of the Funds will be limited to the purchases of shares through MJW for resale to your customers at the public offering price, then in effect, in accordance with all of the terms, conditions and procedures set forth in the Prospectus. Nothing herein contained, however, shall prevent you from

M. J. Whitman LLC	3	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC

selling any of such shares to your customers or, for the account of your customers, transmitting shares to the Funds for redemption.

8. You agree that you will offer and sell shares of a Fund (or as a class thereof) only to those persons who are eligible to purchase such shares, as set forth in the Prospectus.

9. You agree that you will offer shares of a Fund only in those jurisdictions in which shares of that Fund may lawfully be offered for sale, as MJW advises you from time to time.

10. You agree that you will not withhold placing customers’ orders so as to profit yourself as a result of such withholding.

11. You agree that you will use your best efforts to develop and promote the sale of shares of the Funds, that you will be responsible for the proper instruction and training of all sales personnel employed by you in order that shares of the Funds will be offered hereunder in accordance with the terms and conditions of this Agreement, the Prospectus and all applicable laws, rules and regulations, and that you will indemnify and hold MJW harmless in the event that you, or any of your sales representatives, should violate any such law, rule or regulation, or any provision of this Agreement which may result in liability to MJW, including payment of reasonable attorney fees and, without limiting the generality of the foregoing, in the event that MJW determines that it will refund any amounts paid by any investor by reason of any such violation on your part, you shall return to MJW all commissions previously paid by MJW to you, if any, with respect to the transaction for which the refund is made.

12. Settlement shall be made within the time period then required for “regular way” settlement with such time period commencing on the first business day after our acceptance of the order. You, as a Selected Dealer selling shares of the Funds, are responsible for obtaining Regulation T extensions from FINRA. If payment is not so received or made, MJW reserves the right forthwith to cancel the sale, or, at MJW’s option, to sell the shares at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to either the applicable Fund (or class thereof) or to MJW from your failure to make payment as aforesaid.

13. Payment for shares ordered through MJW must be made to the applicable Fund’s Shareholder Servicing Agent for the account of the Fund in New York Clearing House funds, by federal funds wire, cashier’s check, and/or certified check in the manner specified in our confirmation of your order or as MJW may instruct you by notice from time to time.

14. If any shares sold to you under the terms of this Agreement are redeemed by a Fund or repurchased for the account of a Fund or are tendered to a Fund for redemption or repurchase within seven business days after the date of MJW’s confirmation to you of your original purchase order therefore, you agree to pay forthwith to MJW the full amount of the Concession, if any, allowed to you on the original sale.

M. J. Whitman LLC	4	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC

15. If any shares are repurchased from you by a Fund, or by MJW for the account of a Fund, such shares shall be tendered in good order within ten (10) business days. If shares are not tendered within such time period the right is reserved to cancel at any subsequent time, the repurchase order or, at MJW’s option, to reacquire such number of shares at the net asset value next computed, in which latter case you will agree to be responsible for any loss resulting from your failure to deliver such shares.

16. We reserve the right at our discretion, without notice to you, to suspend sales or withdraw any offering price as provided in Prospectus or, upon notice, to amend or cancel this Agreement, which shall be construed in accordance with the laws of the State of Delaware. You agree that any order to purchase shares of a Fund placed by you, after notice of any such amendment has been sent to you, shall constitute your agreement to any such amendment.

17. No person is authorized to make any representation concerning the Funds or their shares except those contained in the Prospectus and any such information may be officially designated as information supplemental to the Prospectus. In purchasing shares through MJW, you shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned.

18. We will supply to you Prospectuses in reasonable quantities upon request. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

19. In no transaction shall you have any authority whatsoever to act as agent of the Funds, of us, or any other Selected Dealer. Nothing in this Agreement shall cause either of us to be deemed to be the agent of the other. MJW’s obligations to you under this Agreement are subject to all of the provisions of the Distribution Agreements between MJW and the Funds. This Agreement shall not be assignable by you. MJW may assign or transfer this Agreement to any successor firm or corporation that becomes the principal underwriter or distributor of the Funds.

20. Any notice to you shall be duly given if mailed or telegraphed to you at your principal address as specified herein. Any notice to MJW shall be sent to M.J. Whitman LLC, 622 Third Avenue, 32nd Floor, New York, NY 10017.

M. J. Whitman LLC	5	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC

21. This Agreement constitutes the entire agreement between MJW and the undersigned Selected Dealer and supersedes all prior oral or written agreements between the parties hereto.

Sincerely,
M.J. Whitman LLC
By:

W. James Hall, General Counsel

The undersigned accepts your invitation to become a Selected Dealer and agrees to abide by the foregoing terms and conditions.

Date: ________, 200__

________________________________________________
(Selected Dealer/Firm)

________________________________________________
(Authorized Officer’s Signature)

________________________________________________
(Authorized Officer’s Name/Please Print)

M. J. Whitman LLC	6	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC

EXHIBIT A

Fund Name	CUSIP	Ticker
Third Avenue Value Fund	884116104	TAVFX
Third Avenue Small-Cap Value Fund	884116203	TASCX
Third Avenue Real Estate Value Fund	884116401	TAREX
Third Avenue International Value Fund	884116500	TAVIX
Third Avenue Focused Credit Fund Institutional Class	884116708	TFCIX
Third Avenue Focused Credit Fund Investor Class	884116609	TFCVX

M. J. Whitman LLC	7	Telephone: 212.888.2290
622 Third Avenue		Website: www.mjwhitman.com
New York, NY 10017		Member FINRA/SPIC